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                                                                    EXHIBIT 10.3


                 FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT
                            AND FORBEARANCE AGREEMENT


      This First Amendment to Loan and Security Agreement and Forbearance Agreement (this "Amendment") is entered into as of December 31, 1998, by and between Comerica Bank-California ("Bank") and General Automation, Inc. ("Borrower").

                                    RECITALS

A. Borrower and Bank are parties to that certain Loan and Security Agreement dated as of December 18, 1997 (the "Loan Agreement"), as modified by that certain Modification to Loan & Security Agreement dated as of January 8, 1998 (the "First Modification") and that certain modification to Loan & Security Agreement dated as of May 28, 1998 (the "Second Modification") (collectively, the "Loan Documents"). Borrower and Bank desire to amend the terms of the Loan Documents in accordance with the terms of this Amendment.

B. As of the date hereof, there is due and owing under the Loan Documents the principal amount of TWO MILLION TWO-HUNDRED THOUSAND AND NO/100 DOLLARS $2,200,000.00) together with accrued but unpaid interest, attorneys' fees and costs. Such amount, plus accruing interest and ongoing attorneys' fees and costs are hereinafter referred to as the "Existing Debt."

C. One or more Events of Default have occurred under the Loan Documents by virtue of (i) Borrower's failure to comply with the covenants of the Loan Documents as of certain dates from March 31, 1998 through the date hereof and
(ii) Borrower's failure to make required payments of principal and interest when due. Such Events of Default entitle Bank to immediately enforce all the remedies set forth in the Loan Documents. Borrower has asked Bank to forbear from exercising those remedies as a result of such Events of Default and Bank has agreed, provided Borrower enters into this Amendment.

      NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

      1. Defined Terms. Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Loan Documents.

      2. Acknowledgment of Liability. As of the date of this Amendment, Borrower owes Bank an amount equal to the Existing Debt. Borrower reaffirms all of its obligations under the Loan Documents and hereby forever waives and relinquishes any and all claims, offsets or defenses that Borrower may now have with respect to the payment of sums due and the performance of other obligations under the Loan Documents. The security interests in the Collateral granted to Bank under the Loan Agreement remain perfected, first priority liens.

      3. Forbearance. Borrower acknowledges that there are existing and uncured Events of Default under the Loan Documents. Borrower further acknowledges and agrees that Bank is not in any way agreeing to waive such Events of Default as a result of this Amendment or the

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performance by the parties of their respective obligations hereunder. Subject to the conditions contained herein and performance by Borrower all of the terms of this Amendment after the date hereof, Bank shall, until March 31, 1999 or such date that there shall occur any further Event of Default, which ever occurs first, forbear from exercising any remedies that it may have against Borrower as a result of the occurrence of the Events of Default. Such forbearance does not apply to any other Event of Default or other failure by Borrower to perform in accordance with the Loan Documents or this Amendment. This forbearance shall not be deemed a continuing waiver or forbearance with respect to any Event of Default of a similar nature that may occur after the date of this Amendment.

      4. Amendments to Loan Documents. The Loan Documents are amended as follows:

            a. Section 2.1 is amended in its entirety to read as follows:

            "Upon the request of Borrower, made at any time and from time to time during the term hereof, and so long as no Event of Default has occurred, Bank shall lend to Borrower an amount equal to the Borrowing Base; provided, however, that in no event shall Bank be obligated to make advances to Borrower under this Section 2.1 whenever the Daily Balance exceeds, at any time, either the Borrowing Base or the sum of TWO MILLION TWO-HUNDRED THOUSAND AND NO/100 DOLLARS ($2,200,000.00), such amount being referred to herein as "Overadvance."

            b. Section 6.16(c) is amended to read as follows:

            "In addition to the financial statements requested above, Borrower agrees to provide Bank with the following schedules:

            Accounts Receivable Aging on a Monthly Basis.

            Accounts Payable Aging on a Monthly Basis.

            Borrowing Base Certificates on a Monthly Basis - for both product sales and service contracts.

            Cash Receipts and Disbursements Analysis, as evidenced by Borrower's Daily Cash Report in form and substance acceptable to Bank, on a Daily Basis."

            c. Section 6.17(b) is deleted in its entirety.

            d. Section 6.17(e) is deleted in its entirety.

            e. The following is added to Section 6.17(j):

            "Cash Flow on a weekly basis, as delineated on the Daily Cash Receipts and Disbursement Analysis, will be $1.00 or greater."

      5. Overadvance. Borrower acknowledges and agrees that as of the date of this Amendment, there exists an Overadvance, as defined in the Loan Agreement, in the amount of

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FIVE-HUNDRED EIGHTY-SEVEN THOUSAND AND NO/100 DOLLARS ($587,000.00) (the
"Overadvance").

      6. Reduction of Existing Debt and Overadvance. Commencing January 1, 1999, and continuing thereafter until paid in full, Borrower agrees to remit monthly payments to the Bank in the amount of $50,000 to retire the principal amount of the Overadvance. In addition, commencing that date and continuing thereafter, Borrower agrees to make interest-only payments on the balance of the Existing Debt, on the terms set forth herein and in the Loan Documents.

      7. Fees and Expenses. Borrower agrees to pay to Bank a fee equal to Twenty-Two Thousand Dollars ($22,000), which fee shall be deemed to be fully earned, nonrefundable and payable in full as of the date hereof (the "Amendment Fee"). In addition, as a condition to the effectiveness of this Amendment, Borrower shall pay to Bank all Bank expenses incurred in connection with the preparation and negotiation of this Amendment.

      8. Representations and Warranties. Borrower represents and warrants that the Representations and Warranties contained herein and in the Loan Documents are true and correct as of the date of this Amendment (except such representations and warranties to be expressly true as of a specific date), and that no Event of Default except as set forth herein, has occurred.

      9. Conditions Precedent. The effectiveness of this Amendment is subject to the following conditions precedent:

             1. Receipt by Bank of the following (each of which shall be in form and substance satisfactory to Bank and its counsel):

                     a. this Amendment, and such other agreements and instruments reasonably requested by Bank pursuant hereto (including such documents as are necessary to create and perfect Bank's security interest in the Collateral), each duly executed by Borrower.

                     b. a certificate of the secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment, in form and substance acceptable to Bank;

             2. Receipt by Bank of the Amendment Fee;

             3. Texas Micro Inc. ("TMI") shall have affirmed the terms of its Subordination Agreements with Bank, and shall have waived any defaults of Borrower existing through the date hereof arising under any agreements or instruments evidencing the Subordinated Debt;

             4. Payment by Borrower of all Bank expenses incurred in the preparation and negotiation of this Amendment; and

             5. Receipt of such other documents, and completion of such other matters as Bank may reasonably deem necessary or appropriate.




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      10. Waiver of Notice and Cure. Borrower acknowledges that an Event (or
Events) of Default occurred under the Loan Documents that, but for this Amendment, would have entitled Bank to exercise all the remedies available to Bank under the Loan Documents and applicable law. Borrower waives all notices of default and fights to cure that are otherwise provided in the Loan Documents or applicable law, including rights to notice and redemption under California Uniform Commercial Code sections 9504, 9505 and 9506.

      11. Release.

            1. Borrower acknowledges that Bank would not enter into this Amendment without Borrower's assurance that Borrower has no claims against Bank or any of Bank's officers, directors, employees or agents. Except for the obligations arising hereafter under this Amendment, Borrower releases Bank and each of Bank's officers, directors and employees from any known or unknown claims which Borrower now has against Bank of any nature, including any claims that Borrower, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Loan Documents or the transactions contemplated thereby. Borrower waives the provisions of California Civil Code section 1542, which states:

            A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

            2. The provisions, waivers and releases set forth in this section are binding upon Borrower and Borrower's shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of Bank and its agents, employees, officers, directors, assigns and successors in interest.

            3. The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Amendment and the Loan Documents, and/or Bank's actions to exercise any remedy available under the Loan Documents or otherwise.

            4. Borrower warrants and represents that Borrower is the sole and lawful owner of all right, title and interest in and to all of the claims released hereby and Borrower has not heretofore voluntarily, by operation of law or otherwise, assigned or transferred or purported to assign or transfer to any person any such claim or any portion thereof. Borrower shall indemnify and hold harmless Bank from and against any claim, demand, damage, debt, liability (including payment of attorneys' fees and costs actually incurred whether or not litigation is commenced) based on or arising out of any assignment or transfer.

      12. Further Assurances. Borrower will take such other actions as Bank may reasonably request from time to time to perfect or continue Bank's security interests in Borrower's property, and to accomplish the objectives of this Agreement.




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      13. Consultation of Counsel. Borrower acknowledges that Borrower has had the opportunity to be represented by legal counsel of its own choice throughout all of the negotiations that preceded the execution of this Amendment. Borrower has executed this Amendment after reviewing and understanding each provision of this Amendment and without reliance upon any promise or representation of any person or persons acting for or on behalf of Bank. Borrower further acknowledges that Borrower and its counsel have had adequate opportunity to make whatever investigation or inquiry they may deem necessary or desirable in connection with the subject matter of this Amendment prior to the execution hereof and the delivery and acceptance of the consideration described herein.

      14. Miscellaneous.

             1. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of Borrower and Bank and their respective successors and assigns; provided, however, that the foregoing shall not authorize any assignment by Borrower of its rights or duties hereunder.

             2. Entire Agreement. This Amendment and the Loan Documents contain the entire agreement of the parties hereto and supersede any other oral or written agreements or understandings with respect to the subject matter hereof and thereof.

             3. Course of Dealing; Waivers. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right(s) by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right(s) shall not preclude any later exercise of any such right(s). Bank's failure at any time to require strict performance by Borrower of any provision shall not affect any right(s) of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right(s) must be in writing signed by an officer of Bank.

             4. Time is of the Essence. Time is of the essence as to each and every term and provision of this Amendment and the other Loan Documents.

             5. Counterparts. This Amendment may be signed in counterparts and all of such counterparts when properly executed by the appropriate parties thereto together shall serve as a fully executed document, binding upon the parties.

             6. Legal Effect. The Loan Documents remain in full force and effect. If any provision of this Amendment conflicts with applicable law, such provision shall be deemed severed from this Amendment, and the balance of this Amendment shall remain in full force and effect.

             7. WAIVER OF JURY. BANK AND BORROWER ACKNOWLEDGE AND AGREE THAT THE TIME AND EXPENSE REQUIRED FOR TRIAL BY JURY EXCEED THE TIME AND EXPENSE REQUIRED FOR A BENCH TRIAL AND HEREBY WAIVE, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON, RELATED TO OR ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN


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DOCUMENTS, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND
ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AMENDMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

             8. Assignment and Indemnity. Borrower consents to Bank's assignment of all or any part of Bank's rights under this Amendment and the Loan Documents. Borrower shall indemnify and defend and hold Bank and any assignee of Bank's interests harmless from any actions, costs, losses or expenses (including attorneys' fees) arising out of such assignment, this Amendment and the Loan Documents.

      IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

                                        GENERAL AUTOMATION, INC.


                                        By:       /s/ ROLAND TUCKER
                                           -----------------------------------
                                                  Roland Tucker
                                        Title:    Vice President


                                        COMERICA BANK-CALIFORNIA


                                        By:       /s/ RICHARD H. NANCE
                                           -----------------------------------
                                                  Richard H. Nance
                                        Title:    Chief Financial Officer








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

CORPORATE RESOLUTIONS TO BORROW



BORROWER:  GENERAL AUTOMATION, INC.



      I, the undersigned Secretary or Assistant Secretary of General Automation, Inc. (the "Corporation"), HEREBY CERTIFY that the Corporation is organized and existing under and by virtue of the laws of the State of Delaware.

      I FURTHER CERTIFY that at a meeting of the Directors of the Corporation (or by other duly authorized corporate action in lieu of a meeting), duly called and held, at which a quorum was present and voting, the following resolutions were adopted.

      BE IT RESOLVED, that ANY ONE (1) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:

     NAMES                              POSITIONS                     ACTUAL SIGNATURES
     -----                              ---------                     -----------------
Jane M. Christie                President, Chief Executive            /s/ JANE M. CHRISTIE
                                Officer

Richard H. Nance                Secretary, Treasurer, Chief
                                Financial Officer                     /s/ RICHARD H. NANCE

Rick Brega                      Controller                            /s/ RICK BREGA

----------------                ----------------                      ----------------

----------------                ----------------                      ----------------




acting for an on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered:

     BORROW MONEY. To borrow from time to time from Comerica Bank-California ("Bank"), on such terms as may be agreed upon between the officers, employees, or agents and Bank, such sum or sums of money as in their judgment should be borrowed, without limitation, including such sums as are specified in that certain Loan and Security Agreement dated as of December 18, 1997, as amended by that certain Modification to Loan & Security Agreement dated as of January 8, 1998, and that certain Modification to Loan & Security Agreement dated as of May 28, 1998 (collectively, the "Loan Documents").

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      EXECUTE NOTES. To execute and deliver to Bank the promissory note or notes of the Corporation, on Bank's forms, at such rates of interest and on such terms as may be agreed upon, evidencing the sums of money so borrowed or any indebtedness of the Corporation to Bank, and also to execute and deliver to Bank one or more renewals, extensions, amendments, modifications, refinancings, consolidations, or substitutions for one or more of the notes, or any portion of the notes.

      NEGOTIATE ITEMS. To draw, endorse, and discount with Bank all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation or in which the Corporation may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of the Corporation with Bank, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

      LETTERS OF CREDIT; FOREIGN EXCHANGE. To execute letters of credit applications, foreign exchange agreements and other related documents pertaining to Bank's issuance of letters of credit and foreign exchange contracts.

      FURTHER ACTS. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

      BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of the Corporation's agreements or commitments in effect at the time notice is given.

      I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.








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      IN WITNESS WHEREOF, I have hereunto set my hand on January 22, 1999 and attest that the signatures set opposite the names listed above are their genuine signatures.

                                           CERTIFIED TO AND ATTESTED BY:


                                           /s/  RICHARD H. NANCE
                                           -----------------------------------
                                                Richard H. Nance, Secretary



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